UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2016

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (zip code)

(604) 629-5989

 (Registrant's telephone number, including area code)

 Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

During a presentation on January 12, 2016, DelMar Pharmaceuticals, Inc. (the “Company”) disclosed that it will collaborate with the University of Texas MD Anderson Cancer Center on the development of the Company’s lead product candidate, VAL-083, for the treatment of brain cancer. As part of the collaboration, MD Anderson will initiate a new Phase II clinical study with VAL-083 in patients with glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer, prior to bevacizumab (Avastin™) exposure.  Patients eligible for the study will have recurrent GBM characterized by a high expression of MGMT, the DNA repair enzyme implicated in drug-resistance and poor patient outcomes following current front-line chemotherapy.  MGMT promoter methylation status will be used as a validated biomarker for enrollment and tumors must exhibit an unmethylated MGMT promoter for patients to be eligible for the trial.

The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: January 12, 2016	By:	/s/ Jeffrey Bacha
Name: Jeffrey Bacha
Title: Chief Executive Officer

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